Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Name	Place of Incorporation
Chasing Returns Limited	Ireland
Coininvest GmbH	Germany
European Precious Metal Trading GmbH	Germany
Exotic Partners LLP	United Kingdom
FCC Futures, Inc.	Iowa, U.S.
FCStone Commodity Services (Europe) Ltd	Ireland
FCStone do Brasil Ltda.	Brazil
FCStone Group, Inc.	Delaware, U.S.
FCStone Paraguay S.R.L.	Paraguay
Gain Capital Europe GmbH	Germany
Gain Capital – Forex.com Canada, Ltd.	Canada
Gain Capital – Forex.com Cyprus Ltd.	Cyprus
Gain Capital – Forex.com Hong Kong, Ltd.	Hong Kong
Gain Capital – Forex.com International BV	The Netherlands
Gain Capital Group, LLC	Delaware, U.S.
Gain Capital Holdings, Inc.	Delaware, U.S.
Gain Capital Holdings International, B.V.	The Netherlands
Gain Capital Holdings International, LLC	Delaware, U.S.
Gain Capital Holdings Ltd.	England and Wales
Gain Capital Technology Consulting Hong Kong Limited	Hong Kong
Gain Capital UK Limited	England and Wales
Gain Global Markets Bermuda, Ltd.	Bermuda
Gain Global Markets International, B.V.	The Netherlands
Gain Global Markets, Inc.	Cayman Islands
Gain GTX, LLC	Delaware, U.S.
Gain Holdings, LLC	Delaware, U.S.
Gainvest Asset Management Ltd.	British Virgin Islands
GCAM, LLC	Delaware
Global Asset Advisors, LLC	Illinois, U.S.
Global Futures & Forex, Ltd.	Michigan, U.S.
GTX Bermuda Ltd.	Bermuda
IFCM Commodities GmbH	Germany
INTL Capital S.A.	Argentina
INTL FCStone Banco de Cambio S.A.	Brazil
INTL FCStone (BVI) Limited	British Virgin Islands
INTL FCStone de Mexico, S. de R.L. de C.V.	Mexico
INTL FCStone DTVM Ltda.	Brazil
INTL FCStone Pty Ltd	Australia
INTL FCStone S.A.	Argentina
INTL FCStone (Shanghai) Trading Co., Ltd	China
INTL FCStone Technology Services Private Limited	India
INTL Fillmore Advisors Canada, ULC	British Columbia, Canada
INTL Fillmore Advisors LLC	Delaware, U.S.
INTL Netherlands B.V.	The Netherlands
INTL Participacoes Ltda.	Brazil
Island Traders (Cayman), Limited	Cayman Islands
Jing Tao Business Consulting (Shanghai) Co. Ltd.	China
SA Stone Investment Advisors Inc.	Delaware, U.S.
SA Stone Wealth Management Inc.	Delaware, U.S.
S.L. Bruce Financial Corporation	Ohio, U.S.
StoneX Agency Services Limited	Nigeria
StoneX APAC Pte. Ltd.	Singapore
StoneX Asset Management S.A.	Argentina
StoneX Bullion Inc.	Florida, U.S.

Exhibit 21 (continued)
Name	Place of Incorporation
StoneX Commodities DMCC	Dubai, United Arab Emirates
StoneX Commodity Solutions LLC	Delaware, U.S.
StoneX Credit Trading Inc.	Delaware, U.S.
StoneX Europe Ltd	Cyprus
StoneX Financial (Canada) Inc.	British Columbia, Canada
StoneX Financial Co., Ltd.	Japan
StoneX Financial Europe S.A.	Luxembourg
StoneX Financial GmbH	Germany
StoneX Financial (HK) Ltd.	Hong Kong
StoneX Financial Inc.	Florida, U.S.
StoneX Financial Ltd	United Kingdom
StoneX Financial Nigeria Limited	Nigeria
StoneX Financial Pte. Ltd.	Singapore
StoneX Financial Pty Ltd	Australia
StoneX Investimentos Ltda.	Brazil
StoneX Markets LLC	Iowa, U.S.
StoneX (Netherlands) B.V.	The Netherlands
StoneX Pagos S.A.U.	Argentina
StoneX Payment Services Ltd.	Washington, U.S.
StoneX Poland sp z.o.o.	Poland
StoneX Precious Metals LLC	Delaware, U.S.
StoneX Securities S.A.	Argentina
StoneX Technology Services LLC	Delaware, U.S.
Trade Facts Ltd.	United Kingdom
Westown Commodities, LLC	Iowa, U.S.